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                                                                      EXHIBIT 11
                  ROADMASTER INDUSTRIES, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
           FOR THE THREE MONTHS ENDED APRIL 1, 1995 AND APRIL 2, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                THREE MONTHS ENDED
                                                                           APRIL 1,               APRIL 2,
                                                                             1995                   1994
                                                                             ----                   ----
  Primary:
    Weighted average common shares outstanding during period                48,649               27,259

    Common shares issuable if all warrants had been converted
       at the date of issuance                                                  -                 2,723
                                                                           ------                ------
    Average common shares outstanding for primary calculation              48,649                29,982
                                                                           ======                ======

  Fully Diluted:
    Weighted average common shares outstanding during period               48,649                27,259
    Net common shares issuable on exercise of warrants                        -                   2,723
                                                                           ------                ------

    Average common shares outstanding for fully diluted calculation        48,649                29,982
                                                                           ======                ======


  Net earnings                                                            $(1,477)                 $782
                                                                           ======                ======
  Primary earnings per share:
    Net earnings                                                           $(0.03)                $0.03
                                                                           ======                ======
  Fully diluted earnings per share:
    Net earnings                                                           $(0.03)                $0.03
                                                                           ======                ======



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